Exhibit 10.13

AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN RAFAELLA APPAREL GROUP, INC. AND CHAD J. SPOONER

This amendment dated as of July 11, 2006 (the “Amendment”) amends that certain Employment Agreement by and between Rafaella Apparel Group, Inc. (the “Company”) and Chad J. Spooner (the “Executive”) dated as of June 20, 2005 (the “Employment Agreement”), effective as of July 1, 2006.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Company and the Executive agree as follows:

1.             Section 4.1 of the Employment Agreement is amended to replace the figure “$325,000” with the figure “$400,000.”

2.             Section 4.2 of the Employment Agreement is amended by deleting the last sentence of such Section 4.2 and replacing it with the following sentence:

“Beginning with the fiscal year that begins July 1, 2006, the Executive’s target bonus shall be seventy-five percent (75%) of his Base Salary, with the actual amount of each Bonus being determined by the Board.”

3.             Except as set forth in this Amendment, all provisions of the Employment Agreement are reaffirmed and will remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

RAFAELLA APPAREL GROUP INC.		EXECUTIVE

By:	/s/ Christa Michalaros	/s/ Chad J. Spooner
Name:	Christa Michalaros	Chad J. Spooner
Title:	Chief Executive Officer